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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP



        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Komag, Incorporated for the registration of 4,255,656 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000 (except for Note 16, as to which the date is March 17, 2000), with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K/A) for the year ended January 2, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



San Jose, California
October 4, 2000




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